As filed with the Securities and Exchange Commission on September 14, 2016

Registration No. 333-194303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Camtek Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ramat Gavriel Industrial Zone,
P.O. Box 544,
Migdal Ha’Emek Israel
+972-4-604-8100
(Address and telephone number of registrant’s principal executive offices)
___________________
Camtek USA Inc.,
2000 Wyatt Drive
Santa Clara, CA 95054
(408) 986-9640
(Name, address, and telephone number of agent for service)
___________________
Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Lior Aviram, Adv. Shibolet & Co. Museum Tower 4 Berkovitz Street Tel Aviv 64238, Israel Tel: +972-3-777-8333 Fax: +972-3-777-8444

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-194303) is being filed to add selling shareholders, amend the plan of distribution, update information relating to the price of our ordinary shares and the number of shares outstanding, and update certain other disclosures in the prospectus.  In addition, Post-Effective Amendment No. 1 is being filed to deregister 600,000 of our ordinary shares which had previously been sold under the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed.  We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 14, 2016

Prospectus

$50,000,000
Ordinary Shares
Rights
Warrants
Units

Offered by Camtek Ltd.

5,400,000 Ordinary Shares Offered by the Selling Shareholders Named Herein

We may offer and sell from time to time in one or more offerings our ordinary shares, rights, warrants and units having an aggregate offering price up to $50,000,000 and the selling shareholders may offer and sell up to 5,400,000 ordinary shares.

Each time either we or the selling shareholders offers to sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered.  Any prospectus supplement may also add, update or change information contained in the prospectus.  You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Market and Tel Aviv Stock Exchange under the symbol “CAMT.”

The closing sale price of our ordinary shares on the Nasdaq Global Market and on the Tel Aviv Stock Exchange on each of September 9, 2016 and September 11, was $2.50 per share, respectively.  The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel.  The dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the date of trade.

Investing in our securities involves a high degree of risk.  Risks associated with an investment in our securities will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 2.

The securities may be sold directly by us or the selling shareholders to investors, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.  We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, we may offer from time to time up to $50,000,000 in the aggregate of our ordinary shares, rights, warrants or units, or combinations thereof, in one or more offerings, and the selling shareholders and the respective pledgees, assignees, transferees or other successors in interest may offer from time to time up to 5,400,000 of our ordinary shares.  In this prospectus, references the term “securities” refers collectively to our ordinary shares, rights, warrants and units, and the term “selling shareholder” refers collectively to any selling shareholders who are named in this prospectus or in any prospectus supplement and their pledgees, assignees, transferees or other successors in interest.

Each time we sell securities or the selling shareholders sell ordinary shares, we will provide a prospectus supplement that will describe the securities, the specific amounts, prices and terms of such offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission.  For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information and Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “Camtek,” “Company,” “we,” “our,” “us” and similar terms, refer to Camtek Ltd. and our wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT CAMTEK LTD.

Overview

Camtek provides automated and technologically advanced solutions dedicated to enhancing production processes and increasing yields, enabling and supporting customers’ latest technologies in the semiconductor fabrication and packaging industry as well as the printed circuit board and the integrated circuit substrate   industries.

Camtek addresses the specific needs of these interconnected industries with dedicated solutions based on a diverse platform of advanced technologies including intelligent imaging and image processing. Camtek’s solutions range from micro-to-nano by applying its technologies to the industries' specific requirements.

We design, develop, manufacture and market products mainly based on our core technology, automated optical inspection, or AOI. In addition, we develop products based on our functional inkjet technology, or FIT.

AOI systems are computerized systems that optically inspect various types of electronic product components for defects caused during the manufacturing process. Our AOI systems are used to enhance both production processes and yields for manufacturers in semiconductor fabrication and packaging industry as well as the printed circuit board and the integrated circuit substrate industries. Our systems provide our customers with a high level of defect detection ability, are easy to operate and offer high productivity.

Our AOI products incorporate proprietary advanced image processing software and algorithms, as well as advanced electro-optics and precision mechanics. They are designed for easy operation and maintenance. In addition, our AOI systems use technology that enables our customers to handle a wide range of inspection and verification needs.

Our functional inkjet technology is intended to provide a high performance one-step, environment-friendly and relatively low-cost process, in comparison with traditional solder mask application methods. The technology may also be applicable in the future to various other applications in the field of electronic manufacturing. Following our recent decision to reorganize our mode of operation in connection with this technology, we plan to develop a new generation of digital printer which will replace our previous FIT product, the Gryphon, in order to better gear the technology to market requirements. Once the development of such new generation of our digital printer is complete, its commercialization should enable us to offer to our customers in the printed circuit board industry a broader range of products, while relying on our existing operational, research and development and sales and marketing infrastructure.

Our global direct customer support organization provides responsive, localized pre- and post- sales support for our customers through our wholly-owned subsidiaries.

Corporate Information

Camtek was incorporated under the laws of the State of Israel in 1987. Camtek’s principal executive offices are located at Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150, Israel and our telephone number is +972-4-604-8100.  Our website address is http://www.camtek.co.il.  The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

For a full and comprehensive description of our business, markets and product lines, see our most recent Annual Report on Form 20-F and any updates in our Reports on Form 6-K, to the extent that they are incorporated herein by reference.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, or our 2015 Form 20-F, and in our Reports on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2015.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our 2015 Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the Commission, will contain forward-looking statements.  Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters.  You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict.  Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement.  Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our 2015 Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the Commission, all of which you should review carefully.  Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000.  In addition, the selling shareholders may offer and sell up to 5,400,000 ordinary shares from time to time pursuant to this prospectus (as may be detailed in prospectus supplements).  The actual per share price of the securities that we or the selling shareholders will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS1

The following table sets forth, on the basis of generally accepted accounting principles in the United States, our consolidated capitalization and indebtedness as of June 30, 2016. There has been no material change in the Company’s capitalization and indebtedness since June 30, 2016:

U.S. Dollars (In thousands)
Short-term borrowings	-
Long-term borrowings	-
Shareholders’ equity:
Ordinary shares, NIS 0.01 par value, authorized 100,000,000 shares; issued 37,440,552, outstanding 35,348,176	148
Additional paid-in capital	76,235
Retained earnings	(4,773)
Total shareholders’ equity before treasury stock	71,610
Treasury stock, at cost 2,092,376	(1,898)
Total shareholders' equity	69,712
Total capitalization and indebtedness	118,493

1 Camtek to confirm numbers in this section.

PRICE RANGE OF OUR SHARES

The primary trading market for our ordinary shares is the Nasdaq Global Market, where our ordinary shares are listed and traded under the symbol “CAMT”.  Our ordinary shares are also listed on the Tel Aviv Stock Exchange, or the TASE, under the symbol “CAMT”. The following table sets forth, for the periods indicated, the high and low reported sales prices of our ordinary shares:

	TASE (1)		Nasdaq
	High	Low	High	Low
Annual and Quarterly Market Prices
Fiscal Year Ended December 31, 2011:	4.61	1.71	4.65	1.68
Fiscal Year Ended December 31, 2012:	2.85	1.36	2.77	1.35
Fiscal Year Ended December 31, 2013:	5.45	1.37	5.75	1.34
2014:
First Quarter	5.64	3.60	5.40	3.52
Second Quarter	3.77	3.02	3.80	3.03
Third Quarter	4.37	3.16	5.02	3.20
Fourth Quarter	3.98	2.80	3.95	2.90
Fiscal Year Ended December 31, 2014:	5.64	2.80	5.40	2.90
2015:
First Quarter	3.42	2.94	3.34	2.94
Second Quarter	3.51	2.77	3.67	2.75
Third Quarter	2.96	2.47	2.94	2.43
Fourth Quarter	2.67	2.08	2.74	2.12
Fiscal Year Ended December 31, 2015:	3.51	2.08	3.67	2.12
2016:
First Quarter 2016	2.17	1.69	2.15	1.70
Second Quarter 2016	2.16	1.88	2.34	1.81
Monthly Market Prices for the Most Recent Six Months:
March-2016	2.11	1.88	2.14	1.87
April-2016	2.19	1.96	2.23	1.98
May-2016	2.14	1.88	2.34	1.81
June-2016	2.16	1.90	2.17	1.94
July-2016	2.71	2.10	2.75	2.03
August-2016	2.69	2.48	2.71	2.42

(1)
 The closing prices of our ordinary shares on the TASE have been translated into U.S. dollars, using the daily representative rate of exchange of the NIS to the U.S. dollar, as published by the Bank of Israel for the applicable day of the high/low amount in the specified period.

The closing sale price of our ordinary shares on the Nasdaq Global Market and on the Tel Aviv Stock Exchange on September 9, 2016 and September 11, was $2.49 and $2.50 per share, respectively.

* The currency in which our stock is traded on the TASE is the New Israeli Shekel.  The above dollar amounts represent a conversion from New Israeli Shekels to dollar amounts in accordance with the dollar - New Israeli Shekel conversion rate as of the relevant date of trade.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus.  Unless otherwise indicated in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this  prospectus for general corporate purposes and working capital requirements.  Pending use of the proceeds, we intend to invest the proceeds in portfolios of investment grade corporate and government securities.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.  All proceeds from the sale of such securities will be received by the selling shareholders.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found in our 2015 Form 20-F.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof.  Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights.  In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering.  We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold.  Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights.  In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby.  Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby.  Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise.  We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any of our securities.  We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities.  Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement.  Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants.  We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number and type of securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, rights or warrants or any combination of such securities.  The applicable prospectus supplement will describe:

•	the terms of the units and of the ordinary shares, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS

This prospectus also relates to periodic offers and sales by the selling shareholders listed below, and their pledgees, assignees, transferees and other successors in interest, of up to 5,400,000 ordinary shares purchased by or transferred to, or that will be purchased by or transferred to, the selling security holders in the transactions described below.

The following table provides information regarding the selling shareholders’ beneficial ownership of our ordinary shares as of September 11, 2016. Beneficial ownership is determined in accordance with the rules of the Commission and includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares which the person has the right to acquire within 60 days after September 11, 2016 through the exercise of any option, warrant or right or through the conversion of any convertible security. Except as indicated by footnote, we believe, based on information furnished to us, that each of the selling shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of beneficial ownership is based upon 35,348,176 ordinary shares outstanding as of September 11, 2016.

Name of Selling Shareholder	Number of ordinary shares beneficially owned prior to the offering	Ordinary shares offered pursuant to this prospectus	Owned upon completion of this offering (2)	Percentage of ordinary shares owned upon completion of this offering (2)
Priortech Ltd.(1)(3)(4)	16,319,739	5,400,000	10,919,739	30.9%

Meitav Dash Provident Funds and Pension Ltd.(3)(4)	1,650,000	1,650,000	0	0%

(1)          A majority of the voting equity in Priortech Ltd, or Priortech, is subject to a voting agreement. As a result of this agreement, Messrs. Rafi Amit, Yotam Stern, David Kishon, Zehava Wineberg and Hanoch Feldstien and the estates of Itzhak Krell and  Haim Langmas, may be deemed to control Priortech. The voting agreement does not provide for different voting rights for our major shareholder than the voting rights of other holders of our ordinary shares. Priortech’s principal executive offices are located at South Industrial Zone, Migdal Ha’Emek 23150, Israel.   Priortech acquired ordinary shares in May 1992, when it purchased securities that represented approximately 67% of our then-outstanding securities from a third party, and in April 1996, when it purchased all of our remaining ordinary shares from a third party and we became a wholly-owned subsidiary of Priortech.  In August 2002, we sold a total of 5,926,730 ordinary shares in a rights offering of ordinary shares to our then-existing shareholders.  Of the total ordinary shares sold in the rights offering, 5,922,228 ordinary shares were sold to Priortech, which exercised its rights under the rights offering in full.

(2)          We do not know when or in what amounts the selling shareholders may offer ordinary shares for sale.  The selling shareholders may sell any or all of the ordinary shares offered by this prospectus.  Because the selling shareholders may offer all or some of the ordinary shares pursuant to this offering, we cannot estimate the number of the ordinary shares that will be held by the shareholders after completion of this offering.  However, for purposes of this table, we have assumed that, after completion of the offering, (i) none of the ordinary shares owned by any shareholder and covered by this prospectus will be held by that selling shareholder and (ii) none of the shares registered as part of the primary offering covered by this prospectus have been sold.

(3)          Priortech has entered into, and may from time to time enter into further, lending agreements, or the Loan Agreements, with Meitav Dash Provident Funds and Pension Ltd., or the Lender, pursuant to which, inter alia,  Priotech has pledged the 5,400,000 ordinary shares covered by this prospectus, or the pledged shares, to the Lender as partial security for Priortech’s obligations under the Loan Agreements.  The pledged shares are held by Reznik Paz Nevo Trusts Ltd., as the escrow agent, or the Escrow Agent, in favor of the Lender (as the lender) and Priortech (as the pledgor).  Upon a default or breach by Priortech under the Loan Agreements, the Lender or the Escrow Agent shall be entitled to acquire beneficial ownership of some or all of the Pledged Shares, may be a selling shareholder hereunder and may sell or cause the sale of the pledged shares.  In such event, Priortech’s beneficial ownership of the ordinary shares would be reduced by the amount of any such transfer and the Lender’s and the Escrow Agent’s aggregate beneficial ownership of the ordinary shares would be increased by such amount. The Lender’s principal executive offices are located at Champion Towers, 22nd Fl., 30 Sheshet HaYamim Street, Bnei-Brak 5112302 Israel.  The Escrow Agent’s principal executive offices are located at 14, Yad Harutzim St. Tel-Aviv, Israel 6770007, Isael.

(4)          Priortech has granted the Lender a call option warrant to acquire 1,650,000 of the Pledged Shares covered by this prospectus, or the option shares, from Priortech. The warrant has an exercise price of $2.36 per share and may be exercised commencing on August 1, 2016 and ending August 1, 2021.  Upon the Lender’s exercise of the warrant, the Lender will acquire beneficial ownership of the option shares, may be a selling shareholder hereunder and may sell the option shares.  In such event, Priortech’s beneficial ownership of the ordinary shares would be reduced by the amount of any such transfer and the Lender’s beneficial ownership of the ordinary shares would be increased by such amount. Commencing on the 24 month anniversary of the issuance date of the warrant until the warrant’s expiration on August 1, 2021, the Lender may convert a portion of the warrant to options to purchase a maximum of 467,500 ordinary shares of Priortech, at a conversion ratio of 1 of our ordinary shares to 0.85 option for ordinary share of Priortech. The exercise price of the option to purchase Priortech ordinary shares (after conversion) is NIS 20.50 per share (subject to certain adjustments).

Pursuant to and subject to the terms and conditions set forth in the amended and restated registration rights agreement we entered into with the Priortech on December 30, 2004, as extended through December 31, 2019, or the Registration Rights Agreement, we agreed, among other things, to register resales of our ordinary shares under the Securities Act. We have also agreed to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the Registration Rights Agreement. Under the Loan Agreements, subject to and upon a transfer of beneficial ownership to the Lender as detailed above, Priortech has assigned its rights and obligations (in respect of the Pledged Shares transferred) under the Registration Rights Agreement to the Lender or the purchaser of the Pledged Shares following the foreclosure of the pledge.

We purchase products of, or sell products and services to, companies owned or controlled, directly or indirectly, by Priortech and act jointly with respect to governmental and administrative matters and the purchase from third parties of various products and services, which may create conflicts of interest.  In addition, Mr. Rafi Amit serves as our Chairman of the Board of Directors and as our Chief Executive Officer.

We will pay all expenses related to this registration, except for certain underwriting discounts or commissions or legal fees of the selling shareholders.  In addition, Priortech will pay all expenses related to the filing of the Post-Effective Amendment No. 1 to the Registration Statement.

PLAN OF DISTRIBUTION

We, or the selling shareholders, may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers.  We, or the selling shareholders, may also sell the securities directly to institutional investors or other purchasers or through agents.  We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We, or the selling shareholders, may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased.  If a dealer is used in a sale, we may sell our securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  In effecting sales, dealers engaged by us, or the selling shareholders, may arrange for other dealers to participate in the resales.

We, or the selling shareholders, or our or their respective agents may solicit offers to purchase securities from time to time.  Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.  In addition, we, or the selling shareholders, may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement.  If so, the third party may use securities borrowed from us, the selling shareholders, or others to settle such sales and may use securities received from us, the selling shareholders, or others to close out any related short positions.  We, or the selling shareholders, may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.  The third party in such transactions will be an underwriter or a selling shareholder and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, the selling shareholders, or from purchasers of securities for whom they may act as agents.  Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.  Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transaction involving our securities.  We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement.  Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we, or the selling shareholders, will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future.  Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our, or the selling shareholders, approval.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, Commission rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities.  As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.  If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.  The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement.  In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering.  In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be.  If commenced, the representatives of the underwriters may discontinue any of the transactions at any time.  These transactions may be effected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us, our affiliates or the selling shareholders in the ordinary course of their respective businesses.

In addition, the selling shareholders may sell ordinary shares under this prospectus in any of these ways.  The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We are registering Priortech’s ordinary shares to satisfy registration rights that we granted to Priortech pursuant to the Registration Rights Agreement. Under the Loan Agreements, subject to and upon a transfer of beneficial ownership to the Lender as detailed in “Selling Shareholders,” Priortech has assigned its rights and obligations (in respect of the Pledged Shares transferred) arising under the Registration Rights Agreement to the Lender, including the right to indemnification described below.

We will indemnify the selling shareholders who are party to the Registration Rights Agreement, including Priortech, or the Lender, in connection with any liabilities incurred in connection with this registration statement due to any misstatements or omissions other than information provided by the applicable selling shareholder, and the selling shareholders will each indemnify us in connection with any liabilities incurred in connection with this registration statements due to any misstatements or omissions in written statements by the applicable selling shareholder made for the purpose of their inclusion in this registration statement, provided however that in no event will a selling shareholder’s liability exceed the gross proceeds from the offering received by that selling shareholder.  We will pay all expenses related to this registration, except for certain underwriting discounts or commissions or legal fees.

The selling shareholders may also sell all or a portion of the ordinary shares under Rule 144 under the Securities Act, Section 4(a)(1) under the Securities Act, Section 4(a)(7) under the Securities Act, or Regulation S under the Securities Act, if available, rather than under this prospectus.

The selling shareholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder.  Regulation M of the Exchange Act may limit the timing of purchases and sales of securities by the selling shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities being offered pursuant to this prospectus to engage in market-making activities with respect to our securities for a period of up to five business days before the distribution.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel, except as noted below.  We estimate these expenses to be approximately $53,732 which at the present time include the following categories of expenses:

SEC registration fee	$9,732
Legal fees and expenses	$40,000	*
Accounting fees and expenses	$3,000	*
Miscellaneous expenses	$1,000
Total	$53,732

* Priortech will pay all expenses related to the filing of the Post-Effective Amendment No. 1 to the Registration Statement, of which we estimate to be $53,732 in legal fees and expenses and $3,000 in accounting fees and expenses.

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus.  Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Shibolet & Co., Tel Aviv, Israel.  Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as our counsel in connection with United States securities laws.

EXPERTS

The consolidated financial statements of Camtek Ltd. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, are incorporated by reference herein in reliance upon the reports of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act.  As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.  In addition, we are not required to file reports and financial statements with the Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.  However, we file with the Commission an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm.  We also furnish reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and other material information that we are required to make public in Israel, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission also maintains a website that contains information we file electronically with the Commission, which you can access over the Internet at http://www.sec.gov.  You may also access the information we file electronically with the Commission through our website at http://www.camtek.co.il.  The information contained on, or linked from our website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the Commission under the Securities Act.  As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the Commission.  For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede this information. The documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering is terminated comprise the incorporated documents:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015;

•	our Current Reports on Form 6-K dated July 21, 2016, May 5, 2016 and August 17, 2016; and

•	the description of our ordinary shares contained in our Registration Statement on Form F-1, filed July 21, 2000.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.  Please direct your written or telephone requests to us at Camtek Ltd., Ramat Gavriel Industrial Zone, P.O. Box 544, Migdal Ha’ Emek 23150; +972-4-604-8100, Attention: Moshe Eisenberg, Chief Financial Officer.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon our directors and officers, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments and all of our directors and almost all of our officers are located outside the United States, any judgment obtained in the United States against us or any of them (not residing in the United States) may not be collectible within the United States. It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. final judgment in a civil matter, including a judgment based upon the civil liability provisions of the U.S. securities laws, and including a judgment for the payment of compensation or damages in a non-civil matter, provided that:

•	the judgment was given by a court which was, according to the laws of the state of the court, competent to give it;

•	the judgment is executory in the state in which it was given;

•	the judgment is no longer appealable;

•	the judgment was not given by a court that is not competent to do so under the rules of private international law applicable in Israel;

•	there has been due process;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court or tribunal at the time the lawsuit is instituted in the U.S. court.

Even if these conditions are satisfied, an Israeli court will not enforce a foreign judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS

September 14, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

Following an approval by our shareholders of the amendment to our Articles of Association in October 2011, the Company’s shareholders approved the amendment of the Company’s indemnification letters to be granted to each of the Company's present and future office holders, which were extended to cover exemption from, indemnification and insurance of those liabilities imposed under the Companies Law and the Securities Law discussed above. Hence, we indemnify our office holders to the fullest extent permitted under the Companies Law.

Our Articles of Association provide that, subject to the provisions of the Israeli Companies Law, 1999, or the Companies Law, we may:

 (1)          Obtain insurance for our office holders for liability for an act performed in their respective capacities as an office holder with respect to:

•	a violation of the duty care to us or to another person;

•	a breach of fiduciary duty, provided that the officer acted in good faith and had reasonable grounds to assume that the act would not prejudice our interests; and

•	a monetary liability imposed on an office holder for the benefit of another person.

Without derogating from the aforementioned, subject to the provisions of the Companies Law and the Securities Law, we may also enter into a contract to insure an office holder, in respect of expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or payment required to be made to an injured party, pursuant to certain provisions of the Securities Law.

(2)           Undertake to indemnify our office holders or indemnify an office holder retroactively for a liability imposed or approved by a court, and for reasonable legal fees incurred by the office holder in his or her capacity as an office holder, in proceedings instituted against the office holder by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted, or in connection with criminal proceedings in which the office holder was investigated but not indicted, or as a result of a conviction of a crime that does not require proof of criminal intent or as result of a proceeding in which a monetary liability was imposed regarding a crime that does not require proof of criminal intent. An advance undertaking to indemnify an office holder must be limited to categories of events that can be reasonably foreseen in light of our activities, and to an amount which is reasonable under the circumstances, as determined by the board of directors.

We may exempt, in advance, an office holder from all or part of such officer's liability for damages occurring as a result of a breach of the duty of care, to the fullest extent permitted by law. We may also approve an action taken by the office holder performed in breach of fiduciary duty, if the office holder acted in good faith, the action does not adversely affect us, and the office holder has revealed to our board of directors any personal interest in the action.

Notwithstanding the foregoing, we may not insure, indemnify or exempt an office holder for any (i) breach of his or her fiduciary duty, except that the company may enter into an insurance contract or indemnify an office holder if the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company; (ii) violation of his or her duty of care if the act was committed recklessly or with intent, but unless the breach was solely negligent; (iii) act or omission committed with the intent to realize illegal personal gain; or (iv) fine, financial sanction or monetary settlement in lieu of criminal proceedings imposed on such office holder.

As required under Israeli law, our Compensation Committee and Board of Directors and, to the extent required under Israeli law, our shareholders, have approved the indemnification and insurance of our office holders, as well as the resolutions necessary both to exempt our office holders in advance, to the fullest extent permitted by law, from any liability for damages arising from a breach of their duty of care to us, and to provide them with the indemnification undertakings and insurance coverage they have received from us in accordance with our Articles of Association.

Item 9.  Exhibits

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares *
4.2	Amended and Restated Registration Rights Agreement by and between the Company and Priortech Ltd., dated December 30, 2004 **
5.1	Opinion of Shibolet & Co.(1)
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (2)

* Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A, filed with the Securities and Exchange Commission on July 21, 2000.

** Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form 20-F File No.000-30664 filed with the Securities and Exchange Commission on June 30, 2005.

(1) Previously filed.

(2) Previously filed on the signature page to the Company’s Form F-3 filed with the Securities and Exchange Commission on March 4, 2014.

Item 10. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby further undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Migdal Ha’Emek, State of Israel, on September 14, 2016.

CAMTEK LTD.
By:	/s/ Rafi Amit
Name: Rafi Amit
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rafi Amit	Chairman and Chief Executive Officer	September 14, 2016
Rafi Amit	(Principal Executive Officer)

*	Vice President, Chief Financial Officer	September 14, 2016
Moshe Eisenberg	(Principal Accounting Officer)

*	Director	September 14, 2016
Yotam Stern

*	Director	September 14, 2016
Gabi Heller

*	Director	September 14, 2016
Rafi Koriat

*	Director	September 14, 2016
Eran Bendoly

*By:	/s/ Rafi Amit
Name: Rafi Amit (Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Certificate for Ordinary Shares *
4.2	Amended and Restated Registration Rights Agreement by and between the Company and Priortech Ltd., dated December 30, 2004 **
5.1	Opinion of Shibolet & Co.(1)
23.1	Consent of Somekh Chaikin, a member firm of KPMG International
23.2	Consent of Shibolet & Co. (included in Exhibit 5.1)
24	Power of Attorney (2)

* Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1/A, filed with the Securities and Exchange Commission on July 21, 2000.

** Incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form 20-F File No.000-30664 filed with the Securities and Exchange Commission on June 30, 2005.

(1) Previously filed.

(2) Previously filed on the signature page to the Company’s Form F-3 filed with the Securities and Exchange Commission on March 4, 2014.